UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 23, 2017

KMG Chemicals, Inc.

(Exact name of registrant as specified in its charter)

TEXAS	001-35577	75-2640529
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300 Throckmorton Street, Fort Worth, Texas		76102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 817-761-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2017, KMG Chemicals, Inc. (the “Company”) announced that Andrew Lau, Vice President Electronic Chemicals, has resigned from the Company to pursue other opportunities. Mr. Lau was a named executive officer of the Company for the fiscal year ended July 31, 2016.

Item 7.01	Regulation FD Disclosure.

On February 23, 2017, the Company issued a press release announcing that Jeff Handelman will join the Company’s executive team on March 13, 2017 as Senior Vice President Electronic Chemicals responsible for the Company’s global electronic chemicals business.

Most recently, Mr. Handelman was Executive Vice President, Process Materials at Versum Materials, Inc., a leading electronic materials supplier to the semiconductor industry. Versum Materials was spun off from Air Products and Chemicals, Inc.’s electronic materials division in September 2016. At Air Products, Mr. Handelman held positions of increasing responsibility, including Wet Process Chemical General Manager and Vice President, Global Sales for the firm’s electronics business. Prior to joining Air Products, Mr. Handelman held various business management and strategic development positions at Ashland Chemical and Koch Industries.

Mr. Handelman holds a Bachelor of Science in Economics and Business from Northern Illinois University and a Masters in Market-Based Management from Kansas University.

A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated February 23, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KMG Chemicals, Inc.

By:	/s/ Roger C. Jackson	Date: February 23, 2017
Roger C. Jackson
Vice President, General Counsel and Secretary